FORM OF ARTICLES OF MERGER
                                       OF
                 CAPITAL PARTNERS FOR HEALTH & FITNESS, INC.
                                      INTO
                     CAPITAL PARTNERS ACQUISITION SUB, INC.


      Pursuant to North Carolina General Statutes Section 55-11-05(a), the undersigned entity does hereby submit the following Articles of Merger as the surviving business entity in a merger between two or more business entities.

      FIRST: The name of the surviving entity is Capital Partners Acquisition Sub, Inc., a corporation organized under the laws of the State of North Carolina.

      SECOND: The address of the surviving entity is 101-a New Waverly Place, Cary, North Carolina 27511.

      THIRD: The name of the merged entity is Capital Partners Merger Sub, Inc., a corporation organized under the laws of the State of North Carolina.

      FOURTH: The text of each amendment to the Articles of Incorporation of the Surviving Corporation is attached hereto as EXHIBIT A.

      FIFTH: An Agreement and Plan of Merger has been duly adopted in the manner required by law of each of the business entities participating in the merger.

      SIXTH:  These Articles will be effective upon filing.

      IN WITNESS WHEREOF, the Surviving Corporation has caused these Articles of Merger to be signed by a duly authorized officer as of February __, 2006.


                                     CAPITAL PARTNERS ACQUISITION SUB, INC.

                                     By:
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                                     Name:
                                           ------------------------------------
                                     Title:
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                                      A-1